UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2005 (September 20, 2005)

Chemtura Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

199 Benson Road, Middlebury, Connecticut		06749
(Address of principal executive offices)		(Zip Code)

(203) 573-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01 Other Events.

Chemtura Corporation advised today that it expects third quarter 2005 earnings to be significantly below First Call consensus estimates.  Earnings per share for the third quarter, before merger-related and other charges, are forecast to be approximately ten cents per share, which reflects about $40 million in lower than expected operating income.

The Company also announced that it will host a teleconference at 10:00 a.m. this morning to further comment and answer investor and analysts questions.

A copy of a press release announcing this information is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

*              *              *

(c)                                  Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release Dated September 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crompton Corporation
(Registrant)

By	/s/ Barry J. Shainman
Name:	Barry J. Shainman
Title:	Vice President and Secretary

Date: September 20, 2005

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Press Release Dated September 20, 2005